Exhibit 99.1

5/16/16

Primary contact: Brooks O’Neil, 952-239-7677 (brooks@whiteoaksir.com)

FOUNDATION HEALTHCARE Q1 REVENUE GROWS 30% TO $39 MILLION; HOUSTON HOSPITAL ACCRETIVE IN FIRST QUARTER; ACQUIRES 51% OF NINETY NINE HEALTHCARE MANAGEMENT

OKLAHOMA CITY—(May 16, 2016) – Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today the Company’s financial results for the first quarter of 2016.

Highlights include:

•	Net revenues and income from affiliates increased 30% to $39.0 million.

•	Houston hospital accretive in Q1.

•	Patient satisfaction scores at Houston hospital exceed 94%, a 50% increase from 63% reported under the previous ownership.

•	Acquisition of 51% ownership in 99 MGMT.

“We are very pleased with the first quarter performance of our new hospital in Houston. After acquiring University General Hospital on December 31, 2015, through a bankruptcy sale, we rebranded the facility as Foundation Surgical Hospital of Houston and appointed a new management team. The hospital generated positive EBITDA in Q1 and looks to be on its way to another solid quarter in Q2. The success of our new team in Houston is demonstrated by the newly released patient satisfaction reflecting scores of 94% which is a significant improvement over the 63% patient satisfaction scores reported for 2015,” stated Stanton Nelson, CEO of Foundation HealthCare, Inc. “We are also pleased that the construction in the operating room suite at our San Antonio hospital was completed late in the first quarter. Although the construction negatively impacted revenues and profits during the fourth quarter 2015 and first quarter 2016, we have expanded the hospital’s operating room capacity by 25%. This increased capability enables us to accommodate the expected surgical volumes of three new surgeon partners. Also, three new surgeon partners have been recruited to practice at our El Paso hospital, two of which started practicing at our facility on April 18, 2016.”

“The first quarter is usually our weakest period because insurance deductibles reset January 1; this seasonal weakness coupled with the San Antonio construction project resulted in earnings for the first quarter which were below our expectations and our prior year performance. With the construction completed giving us expanded capacity in San Antonio, and six new orthopedic and neuro-spine surgeons practicing at the El Paso and San Antonio hospitals we expect to continue the growth and profitability trends we experienced in 2015.”

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

“Last Thursday, we announced the acquisition of 51% interest in Ninety Nine Healthcare Management (“99 MGMT”) the newest component of our growth strategy. A core Foundation value is the need to partner with physicians to align goals, optimize quality of care and improve efficiency and profitability. 99 MGMT was founded by two physicians, Joel Ciarchi, MD and Tom Kenjarski, MD, who have developed a clinically and financially integrated multi-specialty practice model which can increase participating physicians revenues by 10% to 15%. We are pleased to welcome Joel and Tom to the Foundation team and believe their knowledge of physician practices and their business model will drive enhanced value to Foundation’s physician partners and further demonstrate the advantages of a relationship with Foundation,” said Nelson.

“Our people, processes, and strategic planning lead to higher practice revenues by aligning the goals and incentives for patients, physicians, hospitals, employers, and payers. The result is higher quality of care at an overall cost savings,” said Joel Ciarochi, M.D., M.B.A., CEO of 99MGMT.

First Quarter 2016 Financial Results:

Net revenues and equity in earnings of affiliates in the first quarter of 2016 were collectively $38.6 million, up 30% from $29.5 million in the first quarter of 2015. Our net revenues are composed of patient services, management fees from affiliates, other revenue and income from minority owned affiliates less our provision for doubtful accounts. Patient services revenue (net of the provision for doubtful accounts) increased $9.0 million, or 33%, to $36.5 million during the three months ended March 31, 2016 as compared to $27.5 million in the same period of 2015. The increase is due to the revenues generated by our new hospital in Houston.

Operating expenses for the first quarter of 2016 were $40.9 million compared to $29.3 million in the first quarter of 2015. The increase is due to operating expenses incurred at our new hospital in Houston. Since January 1, the Houston management team has reduced staffing, restructured the supply chain and optimized contracted services with a resulting $7.0 million reduction in annual expenses.

Our operations resulted in a net loss attributable to Foundation HealthCare common stock of $2.5 million during the first quarter of 2016, compared to a net loss of $1.3 million during the first quarter of 2015. Net loss attributable to Foundation common stock from continuing operations was $(0.15) per share for the first quarter of 2016 compared to a $(0.07) for the first quarter of 2015.

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

Conference Call

Foundation’s CEO Stanton Nelson, and CFO, Hugh King will host a conference call today, followed by a question and answer period.

Date: May 16, 2016

Time: 4:30 p.m. Eastern time

Dial-In Number: 888-348-6454

The conference call will be broadcast live at the investor relations section of the Company’s website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. In addition, the replay will be available until May 30 at the website link above or by calling (877) 870-5176 using passcode: 10085860.

About Foundation HealthCare – Headquartered in Oklahoma City, Foundation HealthCare owns and/or operates four surgical hospitals and ten surgery centers in seven states. Physicians who operate in our facilities currently provide general surgeries and surgeries in such specialties as orthopedics, neurosurgery, pain management, podiatry, gynecology, optometry, gastroenterology and pediatric ENT (tubes/adenoids).

Foundation HealthCare’s management seeks to operate each facility efficiently and effectively such that patients receive high quality, cost effective care. The Foundation team seeks to improve the performance of each hospital by recruiting physicians to operate in its facilities and incorporating additional ancillary services in their markets. These additional service lines, such as toxicology, wound care, sleep management, radiology and imaging, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value.

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Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus non-recurring gains. EBITDA and Adjusted EBITDA are a complement to our GAAP results. EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

of leverage capacity, debt service ability and liquidity. EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance. EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables. Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:

Foundation HealthCare, Inc.

Stanton Nelson, CEO

Tel 405-608-1715

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Reconciliation of Income (Loss) from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
Income (loss) from continuing operations, net of taxes	$(1,642,903)	$397,834
EBITDA adjustments:
Plus: Interest expense, net	1,191,946	326,066
Plus: Provision (benefit) for income taxes	(1,200,000)	—
Plus: Depreciation and amortization	2,748,862	1,381,507

Total EBITDA adjustments	2,740,808	1,707,573

EBITDA from continuing operations	$1,097,905	$2,105,407

EBITDA from continuing operations	$1,097,905	$2,105,407
Adjusted EBITDA adjustment
Plus: Stock compensation expense	218,072	195,801

Total Adjusted EBITDA adjustments	218,072	195,801

Adjusted EBITDA	$1,315,977	$2,301,208

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Cash	$2,900,261	$5,062,492
Accounts receivable, net of allowance for doubtful accounts of $3,663,000 and $6,062,000, respectively	32,457,857	30,383,942
Receivables from affiliates	680,321	509,886
Supplies inventories	4,584,636	3,737,901
Prepaid and other current assets	7,433,688	3,325,330
Current assets from discontinued operations	417,884	416,390

Total current assets	48,474,647	43,435,941

Property and equipment, net	51,853,537	53,515,123
Equity method investments in affiliates	3,127,871	3,012,631
Deferred tax asset	2,036,290	836,290
Intangible assets, net	10,389,354	7,022,170
Goodwill	7,601,809	10,423,858
Other assets	580,580	1,016,093
Other assets from discontinued operations	—	8,713

Total assets	$124,064,088	$119,270,819

LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$13,342,753	$9,060,060
Accrued liabilities	15,265,666	12,877,711
Preferred noncontrolling interests dividends payable	156,171	157,888
Short-term debt	804,201	308,769
Current portion of long-term debt	4,733,276	4,601,320
Current portion of capital lease obligations	4,319,280	4,478,968
Other current liabilities	495,420	590,827
Current liabilities from discontinued operations	2,358,887	2,356,165

Total current liabilities	41,475,654	34,431,708

Long-term debt, net of current portion	42,429,542	41,529,277
Long-term capital lease obligations, net of current portion	28,541,990	29,130,693
Deferred lease incentive	7,463,915	7,672,745
Other liabilities	6,752,339	6,479,181

Total liabilities	126,663,440	119,243,604
Preferred noncontrolling interest	6,960,000	6,960,000
Commitments and contingencies (Note 10)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 17,375,394 and 17,303,180 issued and outstanding, respectively	1,737	1,730
Paid-in capital	20,633,155	20,885,915
Accumulated deficit	(34,613,019)	(32,074,090)

Total Foundation Healthcare shareholders’ deficit	(13,978,127)	(11,186,445)
Noncontrolling interests	4,418,775	4,253,660

Total deficit	(9,559,352)	(6,932,785)

Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$124,064,088	$119,270,819

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	2016	2015
Net Revenues:
Patient services	$38,436,243	$27,937,898
Provision for doubtful accounts	(1,921,985)	(421,024)

Net patient services revenue	36,514,258	27,516,874
Management fees from affiliates	913,033	1,249,322
Other revenue	1,209,787	775,954

Revenues	38,637,078	29,542,150
Equity in earnings of affiliates	389,370	438,909
Operating Expenses:
Salaries and benefits	13,742,548	7,739,863
Supplies	7,622,763	6,069,661
Other operating expenses	16,792,797	14,083,477
Depreciation and amortization	2,748,862	1,381,507

Total operating expenses	40,906,970	29,274,508

Other Income (Expense):
Interest expense, net	(1,191,946)	(326,066)
Other income	229,565	17,349

Net other (expense)	(962,381)	(308,717)

Income (loss) from continuing operations, before taxes	(2,842,903)	397,834
Benefit (provision) for income taxes	1,200,000	—

Income (loss) from continuing operations, net of taxes	(1,642,903)	397,834
Loss from discontinued operations, net of tax	(11,761)	(113,588)

Net income (loss)	(1,654,664)	284,246
Less: Net income attributable to noncontrolling interests	728,095	1,420,894

Net loss attributable to Foundation Healthcare	(2,382,759)	(1,136,648)
Preferred noncontrolling interests dividends	(157,887)	(195,215)

Net loss attributable to Foundation Healthcare common stock	$(2,540,646)	$(1,331,863)

Earnings per common share (basic and diluted):
Net loss attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.15)	$(0.07)
Loss from discontinued operations, net of tax	0.00	(0.01)

Net loss per share, attributable to Foundation Healthcare common stock	$(0.15)	$(0.08)

Weighted average number of common and diluted shares outstanding	17,311,947	17,256,347

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	2016	2015
Operating activities:
Net income (loss)	$(1,654,664)	$284,246
Less: Loss from discontinued operations, net of tax	(11,761)	(113,588)

Income (loss) from continuing operations, net of tax	(1,642,903)	397,834
Adjustments to reconcile income (loss) from continuing operations, net of tax, to net cash provided by (used in) operating activities:
Depreciation and amortization	2,748,862	1,381,507
Deferred tax asset	(1,200,000)	—
Stock-based compensation, net of cashless vesting	(252,753)	118,954
Provision for doubtful accounts	1,921,985	421,024
Equity in earnings of affiliates	(389,370)	(411,399)
Changes in assets and liabilities, net of acquisition:
Accounts receivable, net of provision for doubtful accounts	(3,995,900)	(137,980)
Receivables from affiliates	(170,435)	(9,270)
Supplies inventories	(846,735)	(127,251)
Prepaid and other current assets	(4,108,358)	403,965
Other assets	60,703	(115,625)
Accounts payable	4,247,783	112,451
Accrued liabilities	2,390,643	(1,158,316)
Other current liabilities	(95,407)	(29,772)
Other liabilities	64,328	103,653

Net cash provided by (used in) operating activities from continuing operations	(1,267,557)	949,775
Net cash used in operating activities from discontinued operations	(1,820)	(66,135)

Net cash provided by (used in) operating activities	(1,269,377)	883,640

Investing activities:
Purchase of property and equipment	(1,225,379)	(282,187)
Disposal of property and equipment	—	98,414
Distributions from affiliates	274,130	743,952

Net cash provided by (used in) investing activities from continuing operations	(951,249)	560,179
Net cash provided by investing activities from discontinued operations	—	—

Net cash provided by (used in) investing activities	(951,249)	560,179

Financing activities:
Debt proceeds	2,201,863	1,750,391
Debt payments	(1,422,601)	(1,352,324)
Preferred noncontrolling interest dividends	(157,888)	(197,359)
Distributions to noncontrolling interests	(562,979)	(965,000)

Net cash provided by (used in) financing activities from continuing operations	58,395	(764,292)
Net cash provided by (used in) financing activities from discontinued operations	—	—

Net cash provided by (used in) financing activities	58,395	(764,292)

Net change in cash	(2,162,231)	679,527
Cash at beginning of period	5,062,492	2,860,025

Cash at end of period	$2,900,261	$3,539,552

Cash Paid for Interest and Income Taxes:
Interest expense	$1,191,946	$534,000

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com